SCHEDULE 14A INFORMATION

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PictureTel Corporation

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PICTURETEL CORPORATION

100 Minuteman Road
Andover, Massachusetts 01810

April 27, 2001

Dear Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of PictureTel Corporation which will be held on Thursday, June 14, 2001 at 10:00 a.m. at PictureTel Corporation’s Headquarters, 100 Minuteman Road, Andover, Massachusetts.

      We ask for your support in approving the election of directors (Item 1), and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2001 (Item 2).

      A copy of the Company’s Annual Report to Stockholders for 2000 is included with the proxy materials.

Sincerely,

NORMAN E. GAUT
Chairman of the Board

PICTURETEL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 14, 2001

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PictureTel Corporation (the “Company”) will be held at PictureTel Corporation’s Headquarters, 100 Minuteman Road, Andover, Massachusetts, on the 14th day of June, 2001 at 10:00 a.m. for the following purposes:

1.	To fix the number of directors at six and to elect six directors, each to serve until the next annual meeting and until his successor is elected and qualified.

2.	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year.

3.	To transact any other business which may properly be brought before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the meeting or any adjourned session thereof.

BY ORDER OF THE BOARD OF DIRECTORS

W. ROBERT KELLEGREW, JR.
Secretary

Andover, Massachusetts

April 27, 2001

      A PROXY CARD IS ENCLOSED FOR YOUR USE. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE.

PROXY STATEMENT
ITEM 1 -- ELECTION OF DIRECTORS
Nominees for Election
Board Meetings and Committees:
Audit Committee Report
Directors Compensation
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Officers As of April 1, 2001
Management Compensation
Stock Performance Graph
ITEM 2 -- Ratification Of Selection Of Auditors
Recommendation of the Board of Directors
Vote Required
OTHER BUSINESS
Voting
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
MISCELLANEOUS

PICTURETEL CORPORATION

100 Minuteman Road
Andover, Massachusetts 01810

ANNUAL MEETING OF STOCKHOLDERS

June 14, 2001

PROXY STATEMENT

      The enclosed form of proxy is solicited on behalf of the Board of Directors of PictureTel Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at PictureTel Corporation’s Headquarters, 100 Minuteman Road, Andover, Massachusetts, on June 14, 2001 at 10:00 a.m. and at any and all adjourned sessions thereof. The proxy may be revoked prior to its exercise (i) by written notice received by the Secretary of the Company at its address set forth above, (ii) by execution of a later-dated proxy, or (iii) by attending the Annual Meeting or any session thereof and voting the shares covered by the proxy in person. Shares represented by duly executed proxies will be voted FOR the election of directors (Item 1) and the proposal set forth in Item 2, unless authority to vote for the election of directors or such proposal is withheld or different instructions are given. The proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof, and if it contains any specifications, it will be voted in accordance therewith.

      Stockholders of record at the close of business on April 16, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock outstanding on the record date is entitled to one vote. As of the close of business on April 16, 2001, there were outstanding and entitled to vote 45,065,436 shares of Common Stock.

      It is expected that the form of proxy and proxy statement will first be mailed to stockholders on or about April 27, 2001.

ITEM 1 — ELECTION OF DIRECTORS

      The directors propose that the stockholders fix the number of directors at six. All of the nominees are currently directors. All directors were elected at the 2000 Annual Meeting of Stockholders on June 16, 2000. Six directors are to be elected to serve as Directors until the next annual meeting and until their successors are elected and qualified.

Nominees for Election

      The age, positions with the Company, principal occupations during the past five years, and directorships of other public companies now held by each person who is a nominee for election as a Director at the Annual Meeting are as follows:

      Dr. Norman E. Gaut, 63, has been a Director of the Company since September, 1984. Dr. Gaut is currently Chairman of the Board and Chief Executive Officer of the Company. Dr. Gaut also held the position of Chairman of the Board from April, 1987 to June, 1998 and President and Chief Executive Officer of the Company from January, 1986 to February, 1998 and from September, 1999 to July, 2000. From June, 1998 to October, 2000, Dr. Gaut held the position of Chief Executive Officer and Chairman of the Board of Continuity Solutions, Inc., an internet customer service software company.

      Robert T. Knight, 63, was elected a Director in December, 1992 and is a member of the Audit Committee and the Special Committee. Mr. Knight resigned for health reasons on July 11, 2000; due to his recovery, he rejoined the Board when he was elected a member of the Board by vote of the Board of Directors, effective January 2, 2001. Mr. Knight became President of Technology Venture Services, a provider of capital and consultant services to early stage technology companies, in January, 1996. Mr. Knight was President & CEO of Digital Sound Corporation, a voice processing company, from December, 1990 to December, 1995.

Previously, Mr. Knight was Sr. Vice President of Xerox Corporation for six years and prior to that was President of the Information Network Services Group of Computer Sciences. Mr. Knight is also a Director of Cottage Health Systems, a California Health Care provider, and Data Dimensions, Inc., a consulting company specializing in software compliance issues and application development.

      Dr. Carl S. Ledbetter, 51, was elected a Director of the Company in November, 1999 and is a member of the Audit Committee. Dr. Ledbetter is currently Chief Technology Officer and Sr. Vice President, Strategy and Corporate Development for Novell, Inc., a leading provider of net services software. From January, 1996 to October, 1999, Dr. Ledbetter was the Chief Executive Officer of Hybrid Networks, Inc., a manufacturer of broadband data systems. From April, 1993 to January, 1996, Dr. Ledbetter was President of A.T.& T. Consumer Products, manufacturer of communication products for residential use. Dr. Ledbetter is also a Director of Gilian Technologies, Inc., a provider of security software and hardware for e-commerce applications. In July 2000, Mr. Ledbetter entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the “SEC”) in connection with the SEC’s investigation of Hybrid Networks, Inc. of which Mr. Ledbetter served as Chairman, President and Chief Executive Officer, generally concerning alleged violations of the federal securities laws. Without admitting or denying any violations of the federal securities laws, Mr. Ledbetter agreed to pay a civil fine and to the entry of a permanent injunction prohibiting him from knowingly circumventing or failing to implement a system of internal accounting controls and from engaging in violations of certain specified reporting provisions and accounting control provisions of the federal securities laws.

      David B. Levi, 68, has been a Director of the Company since September, 1986 and is a member of the Compensation, Audit and Special Committees. Mr. Levi was the Chief Operating Officer of Voice Control Systems, a speech recognition company, from November, 1996 until he retired in 1997. Previously, Mr. Levi was President of Voice Processing Corporation, a speech recognition technology company for telephony markets, from November, 1995 to November, 1996. From July, 1991 to April, 1995, Mr. Levi was President and CEO of Natural Microsystems Corporation, a manufacturer of computer telephony systems. Mr. Levi is also a Director of Voxware, a public company in the E-Logistics business, and Microlog, a public company in the interactive voice response and internet blending business. Mr. Levi is also a director of other privately held companies in the internet and telephony fields.

      Werner Schmücking, 66, was elected a Director of the Company in April, 2000. Mr. Schmücking is currently a strategic advisor to the information and communication industry and serves on the boards of several European Telecommunication Companies. He is President of the German Telecommunication Manufacturers Association and Vice President of the German Association for Information Technology, Telecommunications and New Media. During his career, Mr. Schmücking worked for several divisions of Siemens AG for over 40 years and was a member of the Group Board of Siemens AG Information and Communication Networks.

      Enzo Torresi, 56, has been a Director of the Company since August, 1996 and is a member of the Compensation Committee and the Special Committee. He is currently a Founding Partner of Eurofund Partners, a Venture Capital Fund that specializes in high-technology ventures. Until August, 1998, Mr. Torresi was Chairman, Cofounder, and Chief Executive Officer of ICAST Corporation, a privately held Internet software company that was acquired by First Virtual Communications. Mr. Torresi is also a Cofounder of Power Computing Corporation. From January, 1989 to October, 1994, Mr. Torresi was President, Chief Executive Officer, and Cofounder of NetFRAME Systems Incorporated, a public company in the network server business. Mr. Torresi is a Director of Optibase Ltd., a public company specializing in video communications, Network Associates, Inc., a public company specializing in internet software, and Socket Communications, a company specializing in wireless communication technology.

      None of the nominees are related to any other nominee or to any executive officer of the Company by marriage, adoption, or blood (except relationships, if any, more remote than first cousins).

Board Meetings and Committees:

      The Board of Directors of the Company took action by written consent 3 times and held 9 meetings, including telephone/video meetings, during the fiscal year ended December 31, 2000. The Board has two standing committees: an Audit Committee and a Compensation Committee. In 2001, the Board of Directors created a Special Committee of the Board of Directors.

      The Audit Committee currently consists of three non-employee directors, Robert T. Knight, Carl S. Ledbetter, and David B. Levi. It provides review of internal control policies and procedures with respect to the Company’s operations. Further, the Committee recommends the appointment of the Company’s independent auditors and meets annually with the auditors to review the scope and results of the year-end audit and discuss any concerns related to corporate accounting practices or controls. The Audit Committee held 5 meetings during the fiscal year ended December 31, 2000.

      The Compensation Committee currently consists of two non-employee directors, David B. Levi and Enzo Torresi. It has the authority to determine the compensation of officers and key employees of the Company, to determine compensation under the employee benefit plans and to administer the Company’s incentive plans including stock option and purchase plans. During the fiscal year ended December 31, 2000, the Compensation Committee took action by written consent 16 times, and held 1 meeting.

      The Special Committee currently consists of 3 non-employee directors, Robert T. Knight, David B. Levi, and Enzo Torresi. The Special Committee was formed for the purpose of exploring strategic initiatives available to the Company for maintaining or increasing shareholder value. These strategic alternatives may include, but are not limited to the merger or other business combination of the Company into another party, the sale of the Company to a third party or the investment in the Company by another party.

      The Special Committee is not authorized to commit the Company to any particular transaction, but shall report back to the full Board as it deems appropriate, or as requested by the Board, with its findings and recommendations.

      Each incumbent director attended at least 90% of the total number of meetings of the Board of Directors and the committees of the Board on which he served in 2000.

Audit Committee Report

      The Audit Committee is responsible for recommending to the Board of Directors that the Corporation’s financial statements be included in the Corporation’s Annual Report on Form 10-K. In making its recommendation, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Corporation’s independent auditors with respect to such financial statements, those matters communicated to and discussed with the Audit Committee under applicable auditing standards including information regarding the scope and results of the audit. The Audit Committee also received the written disclosures and a letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2000, with the Corporation’s management and PricewaterhouseCoopers LLP. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Audit Committee

Robert T. Knight
Dr. Carl S. Ledbetter
David B. Levi

April 12, 2001

Directors Compensation

      During fiscal 2000, each director who is not an officer, employee, or full-time consultant to the Company or any subsidiary (an “Outside Director”) received an annual retainer of $20,000 and received $1,000 for each meeting of the Board of Directors, including Compensation and Audit Committee meetings, that such Outside Director attended. In addition, each Outside Director received $1,000 for each Special meeting that such Outside Director attended. Outside Directors also received expense reimbursements for attending Board and Committee meetings. Directors who are officers, employees, or former employees of the Company do not receive any additional compensation for their services as a director.

      Outside Directors are also entitled to participate in the Amended 1992 Non-Employee Directors’ Stock Option Plan. The plan provides that each Outside Director who had been a Director for more than two years on August 1, 1996 and each other Outside Director first elected a Director after August 1, 1996 (“Eligible Directors”) shall automatically be granted an option to purchase 20,000 shares of Stock at an exercise price equal to the fair market value of the Stock on the respective effective date of the grant (August 1, 1996 or the date of election, respectively). Each option is exercisable in installments, 25% one year after the effective date of the grant and 6.25% after the end of each quarter thereafter so that the options are 100% exercisable four years after the effective date of grant. The Plan also provides for the annual grant of stock options to purchase 5,000 shares of the Company’s Common Stock to each Eligible Director on August first of each year, commencing on August 1, 1997, provided that no such annual option for 5,000 shares shall be granted to a director who first became a director of the Company within six months prior to August first of said year. These annual grants become fully vested and exercisable one year from the date of grant. In February, 1998, this plan was amended to allow for the non-automatic grant of stock options to Eligible Directors from time to time at the discretion of the Board of Directors. Each of the then Outside Directors received a grant of stock options to purchase 20,000 shares of the Company’s Common Stock effective February 27, 1998 at an exercise price of $7.188, the market price on that date, which amounted to 60,000 shares in the aggregate. These February, 1998 options became fully vested and exercisable on February 27, 1999, one year from the date of grant. In June 1999, because of the anticipated imminent changes to APB Opinion No. 25, Accounting for Stock Issued to Employees, the Plan was amended to provide that all options granted under the Plan on or after August 1, 1999 would be immediately vested and exercisable on the date of grant. On August 31, 1999, each of the then Outside Directors received a non-automatic grant of stock options to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $5.531, the market price on that date, which amounted to 45,000 shares in the aggregate. In December, 2000, the plan was further amended to provide that, in addition to the authorization to grant options at exercise prices equal to the fair market value on the effective date of the grant, options may also be granted at exercise prices above fair market value. All options remain exercisable until 10 years after date of grant unless an Eligible Director ceases to be a director for any reason other than death or total and permanent disability; all options held by the Director that are not then exercisable shall then terminate. Options that are exercisable on the date of such termination shall continue to be exercisable until the earlier of (1) three months thereafter or (2) the date on which the option would have terminated had the director remained an Eligible Director.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required to be filed, the Company believes that all filing requirements applicable to its executive officers and directors were satisfied in 2000.

      Unless authority to do so has been withheld or limited in proxies, proxies will be voted to fix the number of directors at six and to elect the nominees specified above. However, should any of the nominees refuse or be unable to serve, it is the intention of the persons named as proxies to act in respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO FIX THE NUMBER OF DIRECTORS AT SIX AND FOR EACH OF THE SIX NOMINEES.

Security Ownership

      The following table sets forth certain information as of March 9, 2001 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock of the Company, each of the Company’s directors and named executive officers and the Company’s executive officers and directors as a group.

	Shares of
	Common Stock
	Beneficially Owned or
	Into Which Securities
	are Convertible(1)

Name and Address of Holder	Number	Percent

Norman E. Gaut(2)	735,915	1.6%

Robert T. Knight(3)	21,000	*

Carl S. Ledbetter(4)	45,000	*

David B. Levi(5)	189,300	*

Werner Schmücking(6)	45,000	*

Enzo Torresi(7)	119,000	*

Lewis Jaffe(8)	76,250	*

Jon Kosheff(9)	33,792	*

Ned Semonite(10)	59,695	*

David Snow(11)	83,191	*

Robert Byrnes(12)	0	*

Timothy Duffy(13)	250,253	*

State of Wisconsin Investment Board(14)	9,122,000	20.2%
P.O. Box 7842
Madison, WI 53707

Intel Corporation(15)	8,278,708	15.5%
2200 Mission College Blvd.
Santa Clara, CA 95052

Dimensional Fund Advisors Inc.(16)	2,672,100	5.9%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

James E. Crabbe(17)	2,511,500	5.6%
121 S.W. Morrison
Suite 1400
Portland, OR 97204

All Directors and Executive Officers as a Group (consisting of 14 persons)(18)	1,700,556	3.7%

*	Less than one percent.

(1)	For purposes of determining beneficial ownership of the Company’s Common Stock, owners of Series A or Series B Convertible Preferred Stock are considered to be the beneficial owners of the shares of Common Stock into which the Preferred Stock is convertible. The percentage ownership of the outstanding class of Common Stock reported herein is based on the assumption (expressly required by applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted their shares of Series A or Series B Convertible Preferred Stock into Common Stock. Also included in the determination of beneficial ownership are any shares which may be acquired by a Director or Officer of the Company within sixty days through the exercise of any option.

(2)	Includes 405,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001, assumption of conversion of 100,000 shares of Series B Convertible Preferred Stock, and

48,000 shares of Common Stock owned by the Marvin G. Gaut Trust which Dr. Gaut may be deemed to beneficially own.

(3)	Includes 20,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001.

(4)	Includes 25,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 20,000 shares of Series B Convertible Preferred Stock.

(5)	Includes 99,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 60,000 shares of Series B Convertible Preferred Stock.

(6)	Includes 25,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 20,000 shares of Series B Convertible Preferred Stock.

(7)	Includes 75,000 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 44,000 shares of Series B Convertible Preferred Stock.

(8)	Includes 56,250 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 20,000 shares of Series B Convertible Preferred Stock.

(9)	Includes 23,780 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 10,000 shares of Series B Convertible Preferred Stock.

(10)	Includes 45,562 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 10,000 shares of Series B Convertible Preferred Stock.

(11)	Includes 59,412 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 20,000 shares of Series B Convertible Preferred Stock.

(12)	Mr. Byrnes resigned from the Company in December, 2000.

(13)	Includes 228,750 shares issuable upon exercise of options which are exercisable within 60 days after March 9, 2001 and assumption of conversion of 20,000 shares of Series B Convertible Preferred Stock. Mr. Duffy resigned as Executive Officer in August, 2000.

(14)	The State of Wisconsin Investment Board is a government agency which manages public pension funds subject to provisions comparable to ERISA. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.

(15)	Intel Corporation holds 4,478,708 of Series A Convertible Preferred Stock and 3,800,000 of Series B Convertible Preferred Stock, which are a non-voting security, which are convertible into shares of PictureTel Corporation’s Common Stock. This information is based on a Schedule 13D filed with the Securities and Exchange Commission on July 13, 2000.

(16)	Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment Advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001.

(17)	James E. Crabbe beneficially owns 2,400,000 shares as trustee of the James E. Crabbe Revocable Trust. James E. Crabbe may also exercise dispository and voting discretion over 111,500 shares held within the Phileo Foundation managed by James E. Crabbe. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 23, 2001.

(18)	Also included in the determination of beneficial ownership are any shares which may be acquired by a director or officer of the Company within sixty days through the exercise of any option or through the conversion of Series B Preferred Convertible Stock. As of March 9, 2001, 1,090,579 shares of Common Stock may be acquired by such persons on exercise of options which are exercisable within sixty days after March 9, 2001 and 338,000 shares are Series B Preferred Stock which are convertible into shares of PictureTel Corporations’ Common Stock.

Executive Officers As of April 1, 2001

     Norman E. Gaut. See “Nominees for Election” above.

      Lewis Jaffe, 44, joined the Company in June, 2000 as President and Chief Operating Officer. Prior to joining PictureTel, Mr. Jaffe was Managing Director of the Corporate Restructuring group at Arthur Andersen LLP from September, 1998 to June, 2000. Previously, Mr. Jaffe served as President, from January, 1996 to March, 1998, at Craig Systems & Eastern Technologies, a designer and manufacturer of mobile military shelters housing communication, radar and missile launch systems.

      Dalton Edgecomb, 37, joined the Company in January, 2001 as Vice President and Chief Financial Officer. Prior to joining PictureTel, from November, 1999 to January, 2001, Mr. Edgecomb was Managing Director at Zolfo Cooper LLC, a Restructuring and Turnaround Consulting Firm. From August, 1996 to November, 1999, Mr. Edgecomb was Senior Director at Arthur Andersen LLC, an Accounting and Consulting Firm. From May, 1993 to August, 1996, Mr. Edgecomb was Vice President, Banking & Financial services at Chase Manhattan Bank.

      Amit Akkad, 46, became Group Vice President and General Manager — Enterprise Services Division in July, 2000. Mr. Akkad was Vice President — Americas, Enterprise Services Division from March, 2000 to July, 2000. Previous to this position Mr. Akkad held the position of Sr. Director — Business Development from July, 1997 to March, 2000. Mr. Akkad joined the company in September, 1994 as Manager — Business Development.

      W. Robert Kellegrew, Jr., 47, became Vice President, General Counsel, Treasurer and Secretary in August, 2000. Mr. Kellegrew was Vice President, General Counsel and Secretary from January, 2000 to August, 2000. Mr. Kellegrew was General Counsel and Secretary from June, 1998 to January, 2000. Mr. Kellegrew joined the company in November, 1997 as General Counsel. Previously, Mr. Kellegrew held the position of Vice President and Deputy General Counsel for FTP Software, Inc., an internet software company, from May, 1996 to August, 1997.

      Jon Kosheff, 41, became Executive Vice President, Operations in September, 2000. Mr. Kosheff was Vice President of Finance and Administration from January, 2000 to September, 2000. Mr. Kosheff held the position of Director, Finance and Accounting, from July, 1997 to January, 2000. Mr. Kosheff joined the company in November, 1993 as Manager, Corporate Planning & Analysis.

      Edward C. Semonite, 42, became Executive Vice President, Marketing in September, 2000. Mr. Semonite was Vice President, Product Development from September, 1999 to September, 2000. Mr. Semonite held the position of Vice President, Product Management from November, 1997 to September, 1999 and Director, Product Marketing, Network Systems Division from May, 1995 to November, 1997. Mr. Semonite joined the company in 1991, as Manager, Channel Marketing.

      David C. Snow, 45, became Executive Vice President, Worldwide Sales & Strategic Initiatives in December, 2000. Mr. Snow was Vice President, Strategic Initiatives from October, 1999 to December, 2000. Mr. Snow joined the company as Director, Technology Licensing in May, 1995.

      All of the Company’s executive officers are full-time employees of the Company. Executive officers of the Company hold office for an indefinite term, subject to the discretion of the Board of Directors.

      None of the persons listed above is related to any other such person by marriage, adoption or blood (except relationships, if any, more remote than first cousins).

Management Compensation

Summary Compensation Table

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years, awarded or accrued, to the Company’s Chief Executive Officer and the other four most highly compensated Executive Officers (collectively the “Named Executive Officers”).

								Long-Term
	Annual Compensation							Compensation Awards

						Other		Restricted
						Annual		Stock			All other
			Salary	Bonus		Compensation		Award(s)	Options		Compensation
Name and Principal Position	Year		($)	($)		($)		($)	(Shares)		($)(1)

Dr. Norman E. Gaut	2000		$404,571	–0–		–0–		–0–	–0–		$22,975	(2)
Chairman and CEO	1999	(3)	137,307	–0–		–0–		–0–	1,005,000		239,608	(4)
	1998	(5)	165,583	–0–		–0–		–0–	–0–		203,507	(6)

Lewis Jaffe	2000	(7)	$131,919	$50,000	(8)	–0–		–0–	300,000		$16,013	(9)
President, COO

Jon Kosheff	2000	(10)	$168,077	$44,670	(11)	–0–		–0–	145,000		$2,550
Executive Vice President, Operations

Edward Semonite	2000	(12)	$187,115	$53,670	(13)	–0–		–0–	120,000		$2,550
Executive Vice President, Marketing

David Snow	2000	(14)	$160,000	$46,000	(15)	–0–		–0–	–0–		$2,550
Executive Vice President, WorldWide Sales And Strategic Initiatives

Robert J. Byrnes, Jr.	2000	(16)	$257,018	$75,000	(17)	–0–		–0–	–0–		$17,456	(18)
General Manager, Emerging Businesses	1999	(19)	15,866	25,000	(20)				250,000	(21)

Timothy S. Duffy	2000	(22)	$245,473	$89,051	(23)	$19,004	(24)	–0–	50,000		$91,538	(25)
Group Vice President,	1999	(26)	227,150	75,403	(23)	19,470	(24)	–0–	225,000		13,183	(27)
Conferencing Products	1998	(26)	205,490	87,635	(23)	12,980	(24)	–0–	–0–		12,844	(27)

(1)	Unless otherwise indicated, Company contributions to 401(k) plan.

(2)	Represents a 10% deferral of compensation of $20,425 and Company Contributions to 401(k) plan of $2,550.

(3)	Dr. Gaut re-joined the Company in August, 1999.

(4)	Represents reimbursement for cancellation of trip in order to start employment in August, 1999 of $2,677 and severance of $236,931 paid in 1999 pursuant to Dr. Gaut’s separation agreement.

(5)	Dr. Gaut retired from the Company in June, 1998.

(6)	Represents payment for vacation time accrued of $19,077, as of the retirement date, and severance of $184,429 paid in 1998 pursuant to Dr. Gaut’s separation agreement.

(7)	Mr. Jaffe joined the Company in June, 2000.

(8)	Represents the first of two installments of a sign-on bonus.

(9)	Represents a 10% deferral of compensation of $13,463 and Company Contributions to 401(k) plan of $2,550.

(10)	Mr. Kosheff was elected an executive officer of the Company in September, 2000.

(11)	Represents a performance-based bonus payment of $6,000 and a special bonus of $38,670 for the purchase of 10,000 shares of Series B Convertible Preferred Stock.

(12)	Mr. Semonite was elected an executive officer of the Company in September, 2000.

(13)	Represents a performance-based bonus payment of $15,000 and a special bonus of $38,670 for the purchase of 10,000 shares of Series B Convertible Preferred Stock.

(14)	Mr. Snow was elected an executive officer of the Company in December, 2000.

(15)	Represents incentives paid under executive sales incentive plan.

(16)	Mr. Brynes resigned from the Company in December, 2000.

(17)	Represents the second and third of four installments of a sign-on bonus.

(18)	Represents severance of $4,760 paid in 2000 pursuant to Mr. Byrne’s separation agreement and 10% deferral of compensation of $12,696.

(19)	Mr. Byrnes joined the company in December, 1999.

(20)	Represents the first of four installments of a sign-on bonus.

(21)	Options expired per the plan termination provisions in March, 2001.

(22)	Compensation paid by U.K. subsidiary in pounds sterling converted at $1.5837:£1 exchange rate. The Company has executed a separation agreement with Mr. Duffy which provides him with notice of termination effective in September, 2001. Payments of $61,368 made pursuant to this agreement are included in salary.

(23)	Represents incentives paid under executive sales incentive plan.

(24)	Represents payment of a U.K. car allowance.

(25)	Represents Company contributions to U.K. pension plan of $14,728, and $76,810 payments paid in September 2000 pursuant to Mr. Duffy’s separation agreement, including settlement of a bonus obligation of $27,715 and a termination payment of $47,511.

(26)	Compensation paid by U.K. subsidiary in pounds sterling converted at $1.6225:£1 exchange rate.

(27)	Represents Company contribution to U.K. pension.

Options/SAR Grants in 2000

      The following table shows all grants of options to the Named Executive Officers of PictureTel in 2000. Pursuant to the Securities and Exchange Commission rules, the table also shows the potential realized value of the options assuming PictureTel’s stock price appreciates annually by 5% and 10% respectively from the date of grant until the end of the option term (10 years). These rates are mandated by the Securities and Exchange Commission rules and do not represent the Company’s estimate or projection of the future Common Stock price. The Company does not agree that the value of an option can properly be determined by this method.

		Percentage
		of Total			Potential Realizable Value
		Options/			at Assumed Annual Rates of
		SARS	Exercise		Stock Price Appreciation
	Options/	Granted to	or		for Option Term
	SARS	Employees	Base Price	Expiration
Name	Granted(1)	in 2000	(per share)	Date	5%($)	10%($)

Norman E. Gaut	–0–

Lewis Jaffe(2)	300,000	10.54%	$2.656	06/18/10	$500,930	$1,269,354

Jon Kosheff	20,000	.70%	5.031	01/18/10	63,257	160,294
	100,000	3.51%	6.810	09/14/10	428,129	1,084,877
	25,000	.88%	3.188	07/09/10	50,106	126,967

Edward Semonite	100,000	3.51%	6.810	09/14/10	428,129	1,084,877
	20,000	.70%	3.188	07/09/10	40,084	101,574

David Snow	–0–

Robert J. Byrnes, Jr.	–0–

Timothy S. Duffy(3)	50,000	1.76%	4.375	07/25/07	137,571	348,631

(1)	Options granted in 2000, unless otherwise specified, have a ten year term, and begin to be exercisable 12 months after the grant date, with 25% of the option shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable quarterly thereafter, and with all options being fully exercisable on the fourth anniversary of the grant date.

(2)	Options granted to Mr. Jaffe have a ten year term, and begin to be exercisable 6 months after the grant date, with 12.5% of the option shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable quarterly thereafter, and with all options being fully exercisable on the fourth anniversary of the grant date.

(3)	Options granted to Mr. Duffy have a seven year term and vest in full on the grant anniversary date, 7/25/01.

Aggregated Option/ SAR Exercises in 2000

and 2000 Year-End Option/ SAR Values

      The following table provides information as to options exercised by each of the Named Executive Officers of PictureTel during 2000 and the value of options held by such officers at year end 2000 measured in terms of the closing price of PictureTel’s Common Stock on NASDAQ on December 31, 2000 ($2.38). (No stock appreciation rights were granted by PictureTel in 2000 and none were outstanding at December 31, 2000.)

						Value of Unexercised
	Shares					In-The-Money
	Acquired		Number of Unexercised			Options/SARS at
	on		Options/SARS at 12/31/00			12/31/00($)(1)
	Exercise	Value
Name	#	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable

Norman E. Gaut	–0–	–0–	405,000		600,000	–0–	–0–

Lewis Jaffe	–0–	–0–	37,500		262,500	–0–	–0–

Jon Kosheff	–0–	–0–	15,423		159,882	–0–	–0–

Edward Semonite	–0–	–0–	39,787		155,613	–0–	–0–

David Snow	–0–	–0–	50,787		78,813	–0–	–0–

Robert J. Byrnes, Jr.	–0–	–0–	62,500	(2)	–0–	–0–	–0–

Timothy S. Duffy	–0–	–0–	213,437		206,563	–0–	–0–

(1)	Amounts in this column reflect the market value of the shares at December 31, 2000 less the exercise price. The actual value of unexercised options fluctuates with stock market activity.

(2)	Mr. Byrnes resigned from the Company in December, 2000. Options expired per the plan termination provisions in March, 2001.

Employment, Severance and Other Agreements

      The Company has severance agreements with Norman E. Gaut which provide that in the event that Dr. Gaut’s employment is (i) involuntarily terminated by the Company for any reason other than for cause (as defined), he shall receive an amount equal to his then-current monthly base salary for a period of twenty-four (24) consecutive months following the date of such termination; or (ii) involuntarily terminated by the Company for any reason other than for cause (as defined), within thirty-six (36) months after a Change of Control of the Company (as defined), Dr. Gaut shall be paid an amount equal to three times the sum of (a.) his then-current base salary, and (b.) the highest bonus paid in the prior three years, such payment to be made in installments over a thirty-six (36) consecutive month period following the date of such termination. In all cases, Dr. Gaut’s medical and dental benefits would continue during such time as he is receiving the specified severance payments. Provisions in the agreement described under (ii) above provide Dr. Gaut with such severance in the event he voluntarily terminates his employment after a Change of Control of the Company, within a defined period of time, for Good Reason (as defined in the agreement). The agreement also contains provisions requiring Dr. Gaut to remain in the employ of the Company until the Change of Control (subject to the specific provisions for termination by the Company) and provisions relating to an adjustment of the severance in the event that such amount is subject to federal excise tax on change of control payments and benefits.

      The Company has severance agreements with Lewis Jaffe which provide that in the event that Mr. Jaffe’s employment is (i) involuntarily terminated by the Company for any reason other than for cause (as defined), he shall be paid an amount equal to the sum of (a.) his then-current annual base salary, and (b.) fifty percent (50%) of his then-current bonus target opportunity, such payment to be made in installments over a twelve (12) consecutive month period following the date of such termination; or (ii) involuntarily terminated by the Company for any reason other than for cause (as defined), within thirty-six (36) months after a Change of Control of the Company (as defined), Mr. Jaffe shall be paid an amount equal to two times the sum of

(a.) his then-current base salary, and (b.) the highest bonus paid in the prior three years, such payment to be made in installments over a twenty-four (24) consecutive month period following the date of such termination. In all cases, Mr. Jaffe’s medical and dental benefits would continue during such time as he is receiving the specified severance payments. Provisions in the agreement described under (ii) above provide Mr. Jaffe with such severance in the event he voluntarily terminates his employment after a Change of Control of the Company, within a defined period of time, for Good Reason (as defined in the agreement). The agreement also contains provisions requiring Mr. Jaffe to remain in the employ of the Company until the Change of Control (subject to the specific provisions for termination by the Company) and provisions relating to an adjustment of the severance in the event that such amount is subject to federal excise tax on change of control payments and benefits.

      The Company has severance agreements with Mr. Jonathan Kosheff, Mr. Edward Semonite, and Mr. David Snow (“Executives”) which provide that in the event that the Executives’ employment is (i) involuntarily terminated by the Company for any reason other than for cause (as defined), the Executives’ shall receive an amount equal to their then-current monthly base salary for a period of twelve (12) consecutive months following the date of such termination; or (ii) involuntarily terminated by the Company for any reason other than for cause (as defined), within thirty-six (36) months after a Change of Control of the Company (as defined), the Executives’ shall be paid an amount equal to two times the sum of (a.) their then-current base salary, and (b.) the highest bonus paid in the prior three years, such payment to be made in installments over a twenty-four (24) consecutive month period following the date of such termination. In all cases, the Executives’ medical and dental benefits would continue during such time as they are receiving the specified severance payments. Provisions in the agreement described under (ii) above provide the Executives’ with such severance in the event they voluntarily terminate their employment after a Change of Control of the Company, within a defined period of time, for Good Reason (as defined in the agreement). The agreement also contains provisions requiring the Executives’ to remain in the employ of the Company until the Change of Control (subject to the specific provisions for termination by the Company) and provisions relating to an adjustment of the severance in the event that such amount is subject to federal excise tax on change of control payments and benefits.

      In accordance with his severance agreement, Mr. Timothy Duffy was given notice on September 5, 2000 that his employment with the Company will terminate effective September 30, 2001 (“Notice Period”), during which Notice Period he shall be paid an amount equal to his then-current monthly base salary, such payment to be made over the twelve (12) consecutive months in the Notice Period. Mr. Duffy’s health and welfare benefits, his participation in the United Kingdom pension plan, and his automobile allowance would continue during the Notice Period.

      In accordance with his severance agreement, Mr. Robert Byrnes employment terminated on December 15, 2000, and he will be provided with certain severance benefits until December 21, 2001 (“Severance Period”). During the Severance Period he shall be paid an amount equal to the sum of (a.) his then-current base salary, and (b.) fifty percent (50%) of his then-current annual bonus target opportunity, such payment to be made in equal installments over the twelve (12) consecutive months in the Severance Period. Mr. Byrnes’ health and welfare benefits shall continue at the same level as active employees during the Severance Period.

Compensation Committee Report (Year 2000)

      The Compensation Committee of the Board of Directors of PictureTel (the “Committee”) has the authority to set the compensation of the Chief Executive Officer and all executive officers of the Company and makes the following report for the year 2000. The Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Committee administers the Company’s 1989 Equity Incentive Plan (under which no future options may be granted), the 1999 Equity Plan, under which stock option grants may be made to executive officers, key employees at all position levels in the Company, consultants to the Company, and also directors of the Company, other Subsidiary option plans, and also administers separate option agreements. The Committee also administers both the Company’s Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. In addition, the Committee has responsibility for the review and approval of the Management

Incentive Program(s) to be in effect for the Chief Executive Officer, executive officers and key employees each fiscal year. The Committee is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

      General Compensation Philosophy. The Company operates in the extremely competitive and rapidly changing environment of the electronics and high technology industry. The Committee strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The Company’s compensation philosophy is to offer compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success, and enhanced shareholder value. These compensation opportunities are intended to be competitive within the electronics and high technology industry and enable the Company to attract, retain and motivate the management talent necessary to achieve the Company’s overall business objectives and ensure the Company’s long-term growth.

      Compensation Components. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation opportunity conditional (“at risk”) upon the performance of the Company, as well as his or her contribution to the Company’s meeting its objectives and to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. The Company’s executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and, (iii) long-term incentives. The second and third elements constitute the “at risk” portion of the Company’s overall compensation program.

      Base Salary. The Committee annually reviews each executive officer’s base salary. In determining salary adjustments, the Committee considers the executive’s individual performance, the Company’s success in achieving the annual business objectives, and the executive’s current base salary in relation to the expected salary level for the position. The expected salary level is established at approximately the 50th percentile of comparable positions in companies included in the executive compensation surveys in which the Company participates as well as other commercially available surveys. These surveys include electronic and high technology companies with whom the Company competes for senior-level executives. (Some of the companies included in the surveys are included in the NASDAQ Electronic Components Stock Index used in the “Performance Graph”.) Further, the executive officer’s total cash compensation (base salary plus bonus opportunity) is likewise targeted at approximately the 50th percentile, but with an opportunity for the total cash compensation to be above the mid-range of the survey groups in the event Company profitability exceeds business plan targets. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. After giving consideration to various factors deemed relevant by the Committee, the Committee determined in early January 2000 that no base salary adjustments were to be made for the Named Executive officers (other than Lewis Jaffe who was hired in June 2000, Jonathan Kosheff and Edward Semonite whose salaries were adjusted upon assuming their current positions in September 2000, and David Snow whose salary was adjusted upon assuming his current position in December 2000) in the three tables preceding this Report. The Committee believes that the salaries paid to all Named Executive Officers approximate the expected 50th percentile of the compensation data reviewed.

      Annual Management Incentive Bonus. The annual management incentive bonus is the first “at risk” executive compensation element in the Company’s executive compensation program. At the beginning of each year, the Committee establishes objectives for the management incentive bonus program, including revenue and profitability targets drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers and for 2000 these bonus targets ranged from 40% to 100% of base salaries. The bonus plan has a threshold level of Company performance based on both revenue and profit before interest and taxes (a prescribed percentage of business plan objectives) that must be achieved before any bonuses are awarded. The bonuses that may be awarded under the program may not exceed 100% of a bonus award target upon full achievement of the Company’s business plan objectives and may not exceed 200% of a bonus award target for performance well in excess of the Company’s business plan objectives. The bonus amounts payable to each executive officer are then determined by considering Company performance and individual performance. After giving consideration to the criteria deemed relevant by the Committee, including the Company’s failure to achieve the business plan objectives in 2000, the Committee determined in early 2001 that no incentive bonus awards were to be made under the annual management incentive bonus program to any of the executive officers of the Company.

      Long-Term Incentive Program (“LTIP”). The LTIP is the second “at risk” element of the Company’s compensation program in which executive officers and all other Company employees participate. This program has consisted solely of stock options, not cash (although cash and other stock based awards are permitted under the Company’s 1999 Equity Plan). The Committee views the granting of stock options as a significant method of aligning management’s long-term interests with those of the shareholders, which bring into balance short and long-term compensation with the Company’s goals, fostering the retention of key executive and management personnel, and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual’s current position with the Company, total compensation, unvested stock options, the executive’s performance in the recent period, expected contributions to the achievement of the Company’s long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee’s discretion. After giving consideration to the criteria deemed relevant by the Committee, including prior option grants made to Company executives, executive officer promotions, a competitive analysis of the Company’s option program and overall compensation programs against the programs of companies of similar size and industry, and the recommendations of the Company’s management, the Committee approved the stock option grants to the Named Executive Officers set forth in the Option/ SAR Grant Table. All stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over four years and have a term of ten years. All were granted under the 1999 Equity Plan except for the option granted to Mr. Jaffe, which was granted under a separate stock option agreement.

      Compensation of the Chief Executive Officer. Dr. Norman E. Gaut is currently the Chairman of the Board of Directors and Chief Executive Officer of the Company. In early January 2000, the Committee reviewed Dr. Gaut’s base salary, and after considering factors deemed relevant by the Committee, including those considered for the other Named Executive Officers under “Base Salary” above, the Committee determined not to increase Dr. Gaut’s base salary. The Committee believes that the base salary paid Dr. Gaut approximates the expected 50th percentile of the compensation data reviewed, but this is not the sole determinate criterion for establishing his pay.

      At the beginning of the year, the Committee approved Dr. Gaut’s 2000 target incentive bonus of 60% of base salary under the Company’s annual management incentive bonus program described above. After giving consideration to the criteria deemed relevant by the Committee, including the Company’s failure to achieve the business plan objectives in 2000, the Committee determined that no incentive bonus award was to be made to Dr. Gaut under the annual management incentive bonus program.

      In early January, the Committee reviewed Dr. Gaut’s stock option position, and after considering factors deemed relevant by the Committee, including those considered for the other Named Executive Officers under “Long-Term Incentives” above, the number of unvested options held by Dr. Gaut, and competitive compensation data available to the Committee for comparable positions within the electronics and high technology industry, the Committee determined that no additional stock option award was to be made to Dr. Gaut at that time.

      Tax Limitations. As a result of federal tax legislation enacted in 1993, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year, except for, among other matters, “performance-based compensation” approved by stockholders. At the 1995 Annual Meeting, the shareholders approved certain amendments to the Company’s 1989 Equity Incentive Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under the Plan would qualify as “performance-based compensation”. The same amended language was also included in the 1999 Equity Plan approved by the shareholders at the 1999 Annual Meeting. The stock option grants made to Dr. Gaut and all other Named Executive Officers, except Mr. Jaffe, would qualify as “performance-based compensation”.

Compensation Committee

David Levi
Enzo Torresi

April 12, 2001

Stock Performance Graph

      The following graph sets forth information comparing the cumulative total return to holders of the Company’s Common Stock over the last five fiscal years, commencing with the last trading day before the beginning of the Company’s fifth preceding fiscal year (the “Measuring Period”) with (1) the cumulative total return of the NASDAQ Stock Market Index (U.S.) and (2) the cumulative total return of the NASDAQ Electronics Components Stock Index, assuming in each case the investment of $100 on December 31, 1995. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. PictureTel has not paid any cash dividends.

	1995	1996	1997	1998	1999	2000

PictureTel Corporation	$100.00	$60.29	$15.07	$15.36	$10.00	$9.15

NASDAQ Stock Market Index (U.S.)	$100.00	$123.03	$150.68	$212.46	$394.82	$237.37

NASDAQ Electronics Components Stock Index	$100.00	$173.20	$181.57	$280.49	$521.64	$247.06

ITEM 2 — Ratification Of Selection Of Auditors

      The Board of Directors has selected the independent public accounting firm of PricewaterhouseCoopers LLP to audit the accounts of the Company for the fiscal year 2001. The Board of Directors has recommended that stockholders ratify this selection. The Board of Directors will review its selection if this proposal is not approved by the holders of a majority of the voting power of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the Annual Meeting.

      Neither the firm of PricewaterhouseCoopers LLP nor any of its partners has a material direct or indirect financial interest in the Company. Representatives of the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to reply to stockholder inquiries.

Audit Fees:

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Corporation’s financial statements for the fiscal year ended December 31, 2000 and the review of the financial statements included in the Corporation’s Forms 10-Q for that fiscal year were $861,493.

Financial Information Systems Design and Implementation Fees:

      During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP did not render any of the professional services with regard to financial information systems design and implementation described in paragraph c (4) (ii) of Rule 2-01 of Regulation S-X.

All Other Fees:

      The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000, other than services described above under “Audit Fees” were $145,042.

Recommendation of the Board of Directors

      The Board of Directors has approved the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the fiscal year 2001 and believes that such selection is advisable and in the best interests of the Company and its stockholders. Accordingly, the Board of Directors recommends that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the fiscal year 2001.

Vote Required

      The affirmative vote of a majority of the votes properly cast on the matter at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY’S AUDITORS.

OTHER BUSINESS

      The Board of Directors has no reason to believe that any other business in addition to the foregoing will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxies submitted to the meeting will be cast thereon in accordance with the judgment of the persons named in the accompanying form of proxy.

Voting

      Consistent with state law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as Judges of Election for the meeting.

      The six nominees for election as Directors (Item 1) at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2 and as well as any other matter which comes before the Annual Meeting, except where law or the Company’s certificate of incorporation or by-laws require otherwise.

      The Judges of Election will count the total number of votes cast “for” approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Stockholder proposals intended for inclusion in next year’s annual meeting proxy statement should be sent to the Secretary of the Company at 100 Minuteman Road, Andover, MA 01810 and must be received by December 21, 2001.

      Pursuant to the Company’s By-laws requiring advance notice for additional nominations for director or for any proposals by stockholders for presentation at the Year 2002 Annual Meeting, the persons named as proxies in the Year 2002 form of Proxy will be entitled to vote in their discretion on all such matters that are not received by the Company by not less than 75 days nor more than 120 days prior to the Year 2002 meeting. It is estimated that such proposals will need to be submitted by not later than March 30, 2002.

MISCELLANEOUS

      In addition to the solicitation of proxies by mail, management and employees of the Company may also assist in soliciting proxies in person or by mail, telecopy, telephone, telegram and personal interviews for which they will receive no additional compensation. The costs of solicitation of proxies will be borne by the Company.

      Each of the Report of the Audit Committee, Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      You are encouraged to exercise your right to vote by marking the appropriate boxes, and dating and signing the enclosed proxy card. It is not necessary to mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, which is postage-paid if mailed in the United States. A prompt response will be helpful and your cooperation is appreciated.

PICTURETEL CORPORATION

W. ROBERT KELLEGREW, JR.
Secretary

April 27, 2001

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Committee’s principal duties include overseeing: the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the NASD as well as applicable SEC regulations.

      Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet, at least annually, with management and the outside accountants in separate executive sessions to discuss matters that the Committee or each of these groups believes should be discussed privately.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to

A-1

Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61.

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company’s filing of the Form 10-Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls, accounting policies and estimates.

•	The Committee shall:

•	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

•	The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

•	Based on the criteria set forth in Item 306(a) of Regulation S-K and, if so determined by the Committee, recommend to the Board of Directors that the audited financial statements for each fiscal year be included in the Company’s Annual Report on Form 10-K in respect of such year.

•	The Committee shall review, with the Company’s General Counsel, legal compliance matters as well as any legal matters that could have a significant impact on the Company’s financial position or results of operations.

•	The Committee shall review management’s monitoring and enforcement of compliance with the Company’s Code of Ethics. In addition, the Committee shall ensure that the Code of Ethics is updated periodically as conditions warrant.

•	The Committee will perform such other functions as may be required by law, the Company’s Certificate of Incorporation or its By-Laws.

A-2

1140 – PS – 01

PROXY

PICTURETEL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PICTURETEL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2001

      The undersigned appoints Dalton P. Edgecomb and Norman E. Gaut and each of them, as attorneys and proxies of the undersigned, with full power of substitution to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of PictureTel Corporation (the “Company”) to be held on June 14, 2001 at 10:00 a.m., at PictureTel Corporation’s Headquarters, 100 Minuteman Road, Andover, Massachusetts and any adjournments thereof, in respect of all of the common stock of the Company as to which the undersigned may be entitled to vote or act, with all powers the undersigned would posses if personally present, and, without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in this proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said meeting.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

  Please mark votes as in this example.

The shares represented hereby will be voted as directed by this Proxy, but if NO DIRECTIONS ARE INDICATED HEREON THEY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS (ITEM 1) AND “FOR” PROPOSAL 2, AND FOR RECONSIDERATION/ADJOURNMENT DEEMED DESIRABLE BY THE COMPANY. This Proxy delegates discretionary authority with respect to other matters that may be presented at the meeting.

1.	Election of Directors. Nominees:

(01)  Norman E. Gaut, (02)  Robert T. Knight, (03)  Carl S. Ledbetter, (04)  David B. Levi, (05)  Werner Schmücking and (06)  Enzo Torresi

FOR ALL NOMINEES             WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s auditors for fiscal year 2001.

FOR           AGAINST           ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Signature(s) must correspond with the name(s) as imprinted hereon. When signed as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:

Signature:	Date: